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                                  EXHIBIT 21

               SUBSIDIARIES OF STATE STREET BOSTON CORPORATION

     The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street have been ommitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street.

                                                           STATE OR JURISDICTION
NAME                                                          OF ORGANIZATION
----                                                       ---------------------

State Street Bank and Trust Company                           Massachusetts
  State Street Bank and Trust Company, N.A.                   New York
  State Street Bank and Trust Company of Connecticut, N.A.    Connecticut
  State Street Bank and Trust Company of Maryland, N.A.       Maryland
  State Street Bank and Trust Company of New Hampshire, N.A.  New Hampshire
  State Street Boston Capital Corporation                     Massachusetts
  State Street Boston Leasing Company, Inc.                   Massachusetts
      SPLS, Inc.                                              Massachusetts
  State Street Massachusetts Securities Corporation           Massachusetts
  State Street Bank International                             New York
  Wendover Financial Services Corporation                     North Carolina
  State Street International Holdings                         Massachusetts
      State Street Australia Limited                          New South Wales
      State Street Bank GmbH                                  Germany
      State Street Bank Luxembourg, S.A.                      Luxembourg
      State Street Banque, S.A.                               France
      State Street Gestion, S.A.                              France
      State Street Trust Company, Canada                      Canada
      State Street Trust and Banking Company Limited          Japan
      Clarke and Tilley Data Services (50% owned)             United Kingdom
SSB Investments, Inc.                                         Massachusetts
SSB Realty, Inc.                                              Massachusetts
State Street Florida, Inc.                                    Florida
Investors Fiduciary Trust Company                             Missouri
State Street Global Advisors, Inc.                            Delaware
  State Street Global Advisors, United Kingdom, Limited       United Kingdom
  State Street Global Advisors, Australia, Limited            New South Wales
Boston Financial Data Services (50% owned)                    Massachusetts

    All of the above wholly-owned subsidiaries are included in the consolidated financial statements of State Street.